                                                                Exhibit 23(h)(5)

                                SERVICE AGREEMENT

                                     BETWEEN

                          DELAWARE MANAGEMENT COMPANY,
                 A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST
                                       AND

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

This Agreement ("Service Agreement") sets forth the terms and conditions of the Service Agreement between Delaware Management Company, a Series of Delaware Management Business Trust ("Delaware") and The Lincoln National Life Insurance Company (the "Company"), effective as of the 1st day of May, 2003.

The Company and Lincoln Variable Insurance Products Trust (the "Trust") have entered into a Fund Participation Agreement, dated May 1, 2003, as may be amended from time to time, pursuant to which the Company, on behalf of certain of its separate accounts and those which it administers (together "Separate Accounts"), has selected the Trust to serve as an investment vehicle under certain variable annuity and/or variable life insurance contracts ("Variable Contracts") offered by the Company, of which Trust may be one of several investment options available under the Variable Contracts. The Trust is divided into several series of shares, each designated a "Fund". Delaware is the investment adviser for the Trust.

Delaware recognizes that in the course of soliciting applications for the Variable Contracts and in servicing owners of the Variable Contracts, the Company and its agents provide ongoing services respecting Variable Contract owners' investments in the Trust.

Delaware understands that it benefits from the services that the Company and its agents provide with respect to the Trust. These services promote retention of assets in the Trust, which, in turn, provides benefits to Delaware. These services also contribute to an increase in the assets in the Trust, which, in turn, results in increased benefits to Delaware.

Accordingly, the following represents the collective intention and understanding of Delaware and the Company:

The Company and/or its agents agree to provide services to current owners of Variable Contracts which may include, but not limited to: teleservicing support in connection with the Trust; delivery of notices; facilitation of the tabulation of Variable Contract owners' votes in the event of a meeting of the shareholders; maintenance of Variable Contact records reflecting units purchased and redeemed and unit balances; provision of support services including providing information about the Trust and answering questions concerning the Trust, including questions respecting Variable Contract owners' interests in the Trust; provision and administration of Variable Contract features for the benefit of Variable Contract owners participating in the Trust, including transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals; and provision of other services as may be agreed upon from time to time.

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In consideration of the benefits that Delaware derives from such services,
Delaware agrees to pay to the Company a service fee (not from Trust assets but from the assets of Delaware) at an annual service fee rate set forth in the attached Exhibit A ("Service Fee Rate"). For purposes of computing the amount due to the Company under this paragraph, the Company's pro-rata share of a Fund's daily net asset value will be multiplied by the applicable Service Fee Rate(s) (calculated on a daily basis). The Company's pro-rata share of a Fund's daily net asset value represents the ratio of Fund shares owned by the Company to the Fund's total outstanding shares multiplied by the Fund's daily net asset value. The Fund's daily net asset value will be the same for purposes of calculating the service fee as for calculating the management fee under the advisory agreement with Delaware. The service fee for each day will be aggregated for each calendar month and paid by Delaware to the Company within ten (10) calendar days thereafter in a manner prescribed by the Company. Delaware will provide the Company with supporting documentation of the amount due for the month in a format agreeable to both parties on the first business day following the close of the preceding calendar month.

The Service Agreement shall remain in full force and effect until terminated by either the Company or Delaware upon 60 days' written notice to the other, and shall terminate automatically upon redemption of all shares held in Separate Accounts.

Notwithstanding the termination of the Service Agreement, Delaware will continue to pay the service fees in accordance with the preceding paragraph so long as net assets of the Company or a Separate Account remain in the Trust and the Company performs such services, provided such continued payment is permitted in accordance with applicable law and regulation. The Service Agreement may be amended only upon mutual agreement of the Company and Delaware in writing.

Nothing in the Service Agreement shall amend, modify or supersede any contractual terms, obligations or covenants among or between the Company and Delaware previously or currently in effect.


If the Service Agreement is consistent with your understanding of the matters we discussed concerning the Company's provision of the services, please sign below:


                                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Date:   5/20/03                   By: /s/ Rise C. M. Taylor
      -------------------             ------------------------------------------
                                  Name:  Rise C. M. Taylor
                                  Title: Vice President


                                  DELAWARE MANAGEMENT COMPANY,
                                  A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST

Date:   7/1/03                    By: /s/ Joseph H. Hastings
      -------------------             ------------------------------------------
                                  Name:  Joseph H. Hastings
                                  Title: Senior Vice President
                                           Controller & Treasurer

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                                    EXHIBIT A

                                SERVICE FEE RATES

                             AGGRESSIVE GROWTH FUND

                                           FUND'S DAILY NET ASSET VALUE
               ANNUAL RATE                  (OWNED BY ALL SHAREHOLDERS)
          ----------------------------------------------------------------------
                  .2374%                  0 - $200,000,000
                  .1874%               on $200,000,001 to $250,000,000
                  .2374%               on $250,000,001 to $400,000,000
                  .1874%               on $400,000,001 and above

                                    BOND FUND

                                           FUND'S DAILY NET ASSET VALUE
               ANNUAL RATE                  (OWNED BY ALL SHAREHOLDERS)
          ----------------------------------------------------------------------
                  .3003%                  0 - $200,000,000
                  .2203%               on $200,000,001 to $400,000,000
                  .1203%               on $400,000,001 and above

                            CAPITAL APPRECIATION FUND

                                           FUND'S DAILY NET ASSET VALUE
               ANNUAL RATE                  (OWNED BY ALL SHAREHOLDERS)
          ----------------------------------------------------------------------
                  .1874%                  0 - $100,000,000
                  .2374%               on $100,000,001 to $500,000,000
                  .2374%               on  $500,000,001 and above

                               EQUITY INCOME FUND

                                           FUND'S DAILY NET ASSET VALUE
               ANNUAL RATE                  (OWNED BY ALL SHAREHOLDERS)
          ----------------------------------------------------------------------
                  .2574%                  0 - $500,000,000
                  .2074%               on $500,000,001 and above

                          GLOBAL ASSET ALLOCATION FUND

                                           FUND'S DAILY NET ASSET VALUE
               ANNUAL RATE                  (OWNED BY ALL SHAREHOLDERS)
          ----------------------------------------------------------------------
                  .2674%                  0 - $200,000,000
                  .2674%               on $200,000,001 to $400,000,000
                  .2674%               on $400,000,001 and above

                              GROWTH & INCOME FUND

                                           FUND'S DAILY NET ASSET VALUE
               ANNUAL RATE                  (OWNED BY ALL SHAREHOLDERS)
          ----------------------------------------------------------------------
                  .2674%                  0 - $200,000,000
                  .1874%               on $200,000,001 to $400,000,000
                  .0874%               on $400,000,001 and above

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

                               INTERNATIONAL FUND

                                           FUND'S DAILY NET ASSET VALUE
               ANNUAL RATE                  (OWNED BY ALL SHAREHOLDERS)
          ----------------------------------------------------------------------
                  .3874%                  0 - $200,000,000
                  .3374%                on $200,000,001 to $400,000,000
                  .1874%                on $400,000,001 and above

                                  MANAGED FUND

                                           FUND'S DAILY NET ASSET VALUE
               ANNUAL RATE                  (OWNED BY ALL SHAREHOLDERS)
          ----------------------------------------------------------------------
                  .2891%                  0 - $200,000,000
                  .2091%               on $200,000,001 to $400,000,000
                  .1091%               on $400,000,001 and above

                                MONEY MARKET FUND

                                           FUND'S DAILY NET ASSET VALUE
               ANNUAL RATE                  (OWNED BY ALL SHAREHOLDERS)
          ----------------------------------------------------------------------
                  .3003%                  0 - $200,000,000
                  .2203%               on $200,000,001 to $400,000,000
                  .1203%               on $400,000,001 and above

                              SOCIAL AWARENESS FUND

                                           FUND'S DAILY NET ASSET VALUE
               ANNUAL RATE                  (OWNED BY ALL SHAREHOLDERS)
          ----------------------------------------------------------------------
                  .2674%                  0 - $200,000,000
                  .1874%               on $200,000,001 to $400,000,000
                  .0874%               on $400,000,001 and above

                           SPECIAL OPPORTUNITIES FUND

                                           FUND'S DAILY NET ASSET VALUE
               ANNUAL RATE                  (OWNED BY ALL SHAREHOLDERS)
          ----------------------------------------------------------------------
                  .2674%                  0 - $200,000,000
                  .1874%               on $200,000,001 to $400,000,000
                  .0874%               on $400,000,001 and above

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